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                                                                  EXHIBIT 3 (II)




                       HUNTINGTON BANCSHARES INCORPORATED

                                     BYLAWS

                  (AMENDED AND RESTATED AS OF AUGUST 15, 2001)


                                   ARTICLE I.

                                  STOCKHOLDERS

         SECTION 1.01. ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, at such time and on such date during the thirty-one day period beginning March 30 and ending April 29 as the Board of Directors shall determine. In the absence of a determination by the Board of Directors, the annual meeting of stockholders shall be held at 3:00 p.m. on the third Thursday of April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following. At the annual meeting, the stockholders shall elect directors to the Board of Directors and may transact any other business as may be brought before the annual meeting by the Board of Directors or by any stockholder as set forth in Section 1.09 of these Bylaws.

         SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation), or by the Secretary of the Corporation on the written request (addressed to the Secretary of the Corporation) of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. At a special meeting of stockholders, only such business as is set forth in the Corporation's notice of meeting shall be conducted at the meeting.

         SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

         SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled by statute to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, mailed to him at his address as it appears on the records of the Corporation or transmitted to him by electronic mail to any electronic mail address of such stockholder, or by any other electronic means. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders (other than a special meeting requested by the stockholders pursuant to Section 1.02) may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.



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         SECTION 1.05. QUORUM; VOTING. Unless statute or the Charter provides otherwise, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders may be adjourned from time to time by the presiding officer or by the stockholders, present in person or by proxy, by a majority vote. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

         SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter to be submitted at a meeting of stockholders. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic or telephonic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission, in each case as the presiding officer of the meeting may determine from time to time. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

         SECTION 1.08. NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS. No person shall be appointed, nominated or elected a director of the Corporation after having attained the age of 75 years. Notwithstanding the above, no person who has been employed on a full-time basis by this Corporation or one of its direct or indirect subsidiaries may be appointed, nominated or elected a director of the Corporation after having attained the age of 65 years except (i) any such person who, as of the date of these Bylaws, is over the age of 65 years and is serving as a director and (ii) the current or former Chief Executive Officer of this Corporation.

Only persons nominated in accordance with the procedures set forth in this
Section 1.08 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such a meeting who complies with the notice procedures set forth in this Section 1.08. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th


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day and not later than the close of business on the 60th day prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year's annual meeting; provided, however, that in the event that the number of directors constituting the entire Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year's annual meeting, a stockholder's notice required under this Section 1.08 shall also be considered timely, but only with respect to nominees for new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation; provided, further, that if the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors nominated by the Corporation to the Board of Directors, any such stockholder's notice required under this Section 1.08 shall be considered timely if notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or an adjournment of a meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person during each of the last five years, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and
(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor act or regulation (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of the stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.08. The chairman of the stockholders meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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         SECTION 1.09. STOCKHOLDER PROPOSALS. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting. To be properly brought before a meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting
(or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) in the case of an annual meeting, otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year's annual meeting. In no event shall the public announcement of a postponement or an adjournment of a meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above. To be properly brought before a meeting of stockholders, business (i) must be of a proper subject for action by stockholders under applicable law and (ii) must not, if implemented, cause the Company to violate any state, federal, or foreign law or regulation, each as determined in good faith by the Board of Directors.

A shareholder's notice to the Secretary, including any stockholder notice requesting a special meeting pursuant to Section 1.02, shall set forth as to each matter the stockholder proposes to bring before a meeting of stockholders,
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (iv) any material interest of the stockholder in such proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 1.09, except that all matters with respect to the nomination of persons for election to the Board of Directors shall be governed solely by Section 1.08. The chairman of the stockholder meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 1.10. CONDUCT OF VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided, in accordance with such procedures as shall from time to time be determined by the presiding officer. If ordered by the presiding officer, the vote upon any election or question shall be taken by ballot. Unless so ordered, no vote need be by ballot.



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                  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.


                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws.

         SECTION 2.02. NUMBER OF DIRECTORS. The Corporation shall have the number of directors provided by the Charter until changed as provided in this
Section 2.02. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not more than 25 nor less than three directors; provided that any such action may not affect the tenure of office of any director.
         SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. Beginning with the election of directors in 1987, the Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall designate. At the annual meeting of stockholders in 1987, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. Except as provided in Section 2.04 of this Article II, at each succeeding annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director who has been employed on a full-time basis by the Corporation and who has attained the age of 65 years, or any other director who has attained the age of 75 years, shall retire effective on the date of the next annual meeting of stockholders. Notwithstanding the foregoing, any director who has been employed on a full-time basis by the Corporation and
(i) who, as of the date of these Bylaws has attained the age of 65 years or (ii) is the current or former Chief Executive Officer of this Corporation, shall retire effective on the date of next annual meeting of stockholders after such director attains the age of 75 years. A director may otherwise be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold



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office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify.

         SECTION 2.04. VACANCY ON BOARD. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the retirement or removal of a director. A director elected by the stockholders to fill such a vacancy serves for the balance of the term of the retired or removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies or such longer term as may be permitted by the Maryland General Corporation Law.

         SECTION 2.05. REGULAR MEETINGS. After each annual meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. Such first regular meeting shall be held at any place as may be designated by the Chairman, President or Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Chairman of the Board. No notice of such regular meetings shall be necessary if held as hereinabove provided.

         SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the then-acting directors by vote at a meeting or in writing, or by a majority of the members of the executive committee, if one be constituted, by vote at a meeting or in writing. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of such designation, such meeting shall be held at such place as may be designated in the call.

         SECTION 2.07. NOTICE OF MEETING. Except as provided in Section 2.05, the Secretary shall give notice or cause to be given to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 48 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting; provided, however, that notice of a special meeting which is called by the Chairman or the President is given to a director when it is delivered personally to him or sent by telegraph or telephone at least one hour before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any regular or special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or


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some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.08. ACTION BY DIRECTORS. Unless statute, the Charter or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of the proceedings of the Board of Directors.

         SECTION 2.09. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 2.10. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the Directors. The directors may be paid their expenses, if any, of attendance at each regular and special meeting of the Board of Directors or committees thereof. In addition, by resolution of the Board of Directors, a stated annual retainer and/or a fixed sum for attendance at each regular or special meeting of the Board of Directors or committees thereof, and other compensation for their services as such, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services.


                                  ARTICLE III.

                                   COMMITTEES

         SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock which provides for or establishes a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.



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         SECTION 3.02. COMMITTEE PROCEDURE. The Board of Directors shall have the power to prescribe the manner in which proceedings of each committee shall be held. Unless the Board of Directors shall otherwise provide, the actions of each committee shall be governed by the following rules of procedure. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting. In the absence of any prescription by the Board of Directors or any applicable provision of these Bylaws, each committee may prescribe the manner in which its proceedings shall be conducted.

         SECTION 3.03. DELEGATION. The Board of Directors may delegate to officers, employees or agents, the performance of duties not specifically required by law or these Bylaws to be performed by the Board of Directors.


                                   ARTICLE IV.

                                    OFFICERS

         SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Corporation shall have a President, a Secretary, and a Treasurer and may also have a Chairman of the Board and one or more Vice Chairmen, which officers shall be the executive officers of the Corporation. The Board of Directors may designate who shall serve as Chief Executive Officer, having general supervision of the business and affairs of the Corporation, and as Chief Operating Officer, having supervision of the operations of the Corporation. In the absence of designation the Chairman shall serve as Chief Executive Officer. The Corporation may also have one or more Vice Presidents (which may be designated Executive Vice President, Senior Vice President or Vice President), assistant officers and such other officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation. The Chairman of the Board and President shall be directors. The other officers may be directors.

         SECTION 4.02. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors or any committee of the Board of Directors shall elect the officers or may from time to time authorize any non-Board committee or officer to appoint any officer subordinate to the level of Senior Vice President, including any Vice President and any assistant and subordinate officers. The officers shall be appointed to hold their respective offices at the pleasure of the Board of Directors. The Board of Directors or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors, may remove an officer at any time. The removal of an officer does not prejudice any of his contractual rights. The Board of Directors or, as to any


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assistant or subordinate officer, any committee or officer authorized by the
Board of Directors, may fill a vacancy which occurs in any office.

         SECTION 4.03. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments of every description. In general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

         SECTION 4.04. PRESIDENT. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments of every description. In general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.

         SECTION 4.05. VICE PRESIDENTS. The Vice President or Vice Presidents, at the request of the Chief Executive Officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chief Executive Officer or the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles, if any, as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.06. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors in books provided for such purpose; he shall see that all notices are duly given in accordance with the provision of these Bylaws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the Chief Executive Officer, or the President.

         SECTION 4.07. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the executive officers. He shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and


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such other duties as are from time to time assigned to him by the Board of
Directors, the Chief Executive Officer, or the President.

         SECTION 4.08. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of Vice President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, the President or any committee or officer authorized by the Board of Directors to appoint any such assistant and subordinate officers.


                                   ARTICLE V.

                                      STOCK
                                      -----

         SECTION 5.01. CERTIFICATES FOR STOCK. Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. The certificate shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

         SECTION 5.02. TRANSFER. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 5.03. RECORD DATE AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to the stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

         SECTION 5.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The




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

original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the executive offices of the Corporation.

         SECTION 5.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have, been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                   ARTICLE VI.

                                     FINANCE
                                     -------

         SECTION 6.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such agents as may be designated from time to time by the Board of Directors or authorized officers of the Corporation.

         SECTION 6.02. ANNUAL STATEMENT OF AFFAIRS. The Chairman, President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year.

         SECTION 6.03. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

         SECTION 6.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.


                                  ARTICLE VII.

                                SUNDRY PROVISIONS
                                -----------------

         SECTION 7.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

         SECTION 7.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 7.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 7.04. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations which is registered in the name of, or beneficially owned by, the Corporation, or which the Corporation is entitled to vote or direct the voting of in its fiduciary capacity or otherwise, may be voted by the Chairman, the President, any Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 7.05. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 7.06. AMENDMENTS. The Board of Directors shall have the power, at any regular or special meeting thereof, to amend, alter or repeal the Bylaws of the Corporation, or to make and adopt new bylaws. These Bylaws may be amended, altered or repealed and new bylaws may be adopted by the stockholders of the Corporation to the extent and as provided in the Charter of the Corporation.





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